AEGIS FINANCIAL CORPORATION

                                 CODE OF ETHICS

                                February 1, 2005

                          (Last revised April 27, 2007)

A.   GENERAL STATEMENT OF PURPOSE

     This Code of Ethics ("Code") is intended to comply with Rule 204A-1 of the Investment Advisers Act (the "Advisers Act") as amended and Rule 17j-1 of the Investment Company Act of 1940, as amended (the "1940 Act"). The following general fiduciary principles shall govern personal investment activities and the interpretation and administration of this Code:

     o Access Persons shall place the interests of advisory clients first at all times;

     o All personal securities transactions must be conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an Access Person's position of trust and responsibility;

     o Access Persons shall not take inappropriate advantage of their positions; and

     o    Access Persons must comply with applicable Federal Securities Laws.

     This Code does not attempt to identify all possible conflicts of interest, and compliance with each of its specific provisions will not shield Access Persons from liability for personal trading or other conduct that violates a fiduciary duty to clients.

B.   STANDARDS OF CONDUCT

     It is unlawful for an Access Person in connection with the purchase or sale, directly or indirectly, by the Access Person of a Security Held or to be Acquired by a client to:

     1.   Employ any device, scheme or artifice to defraud the client;

     2. Make any untrue statement of a material fact to the client or omit to state a material fact necessary in order to make the statements made to the client, in light of the circumstances under which they are made, not misleading;

     3. Engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the client; or

     4.   Engage in any manipulative practice with respect to the client.

Access Persons shall:

     1. Use reasonable care and exercise professional judgment in all actions affecting a client.

     2. Maintain general knowledge of and comply with all applicable federal and state laws, rules and regulations governing the Advisor's activities, and not knowingly participate or assist in any violation of such laws, rules or regulations.

     3. Not engage in any conduct involving dishonesty, fraud, deceit, or misrepresentation or commit any act that reflects adversely on their honesty, trustworthiness, or professional competence.

     4. Respect and maintain the confidentiality of clients' information, their securities transactions and potential transactions, their portfolio strategy, or any other matters within the bounds of fiduciary duty. Confidentiality is not required for any information that represents an illegal activity.

     5. Be aware of the scope of material nonpublic information related to the value of a security. Avoid any trading or causing any other party to trade in a security if such trading would breach a fiduciary duty or if the information was misappropriated or relates to a material corporate event.

     6. Exercise diligence and thoroughness in securities research and in the making of investment recommendations and decisions; and maintain appropriate records to support the reasonableness of such recommendations and decisions.

     7. Deal fairly and objectively with clients when disseminating investment recommendations, disseminating material changes in recommendations, and taking investment action.

     8. Refrain from any misrepresentations or factual omissions that could affect clients' investment decisions.

     9. Use proper judgment and diligence in calculating the investment performance of the Advisor's client accounts. Ensure that transactions are properly recorded and that portfolio pricing is accurate. Disclose promptly and correct any errors in client account performance calculations.

     10.  Comply on a timely basis with the reporting requirements of this Code.

C.   DEFINITIONS

     As used in this Code, the following terms have the following meanings:

     "Access Person" means any Managing Director (or other person occupying a similar status or performing similar functions), officer, or employee of the Advisor, or other person who provides investment advice on behalf of the Advisor and is subject to the supervision and control of the Advisor.

     "Advisor" means Aegis Financial Corporation.

     "Automatic Investment Program" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Program includes a dividend reinvestment plan.

     "Beneficial Ownership" generally means having a direct or indirect pecuniary interest in a security. Beneficial Ownership shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 and the rules, regulations or Securities and Exchange Commission ("SEC")'s interpretations thereunder.

     "Chief Compliance Officer" and "CCO" means the Chief Compliance Officer of the Advisor.

     "Control" shall have the same meaning as set forth in Section 2(a)(9) of the 1940 Act.

     "Federal Securities Laws" means the Securities Act of 1933 ("1933 Act"), the Securities Exchange Act of 1934 ("1934 Act"), the Sarbanes-Oxley Act of 2002, the 1940 Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to investment companies and investment advisers, and any rules adopted thereunder by the SEC or the Department of Treasury.

     "Fund" means any Fund (or series thereof) listed on Exhibit A for which the Advisor is the investment adviser.

     "Investment company" means a company registered as such under the 1940 Act.

     "Initial public offering" or "IPO" means an offering of securities registered under the 1933 Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the 1934 Act.

     "Limited Offering" means an offering that is exempt from registration under the 1933 Act pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the 1933 Act.

     "Portfolio Manager" means the person (or one of the persons) primarily responsible for the day-to-day management of a Fund's portfolio.

     "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security.

     "Reportable Fund" means (i) any Fund or (ii) any investment company whose investment adviser or principal underwriter controls the Advisor, is controlled by the Advisor, or is under common control with the Advisor.

     "Reportable Security" means a security as defined in section 2(a)(36) of the 1940 Act, except that it does not include: (i) direct obligations of the U.S. Government; (ii) banker's acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; (iii) shares issued by money market funds; (iv) shares issued by open-end funds other than Reportable Funds and exchange-traded funds; and (v) shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds.

     "Security Held or to be Acquired" by a client means any Reportable Security which, within the most recent 15 days, either is or has been held by a client; or is being or has been considered by the Advisor for purchase by a client. This definition also includes any option to purchase or sell, and any security convertible into or exchangeable for a Reportable Security.

D.   ACTIVITY RESTRICTIONS

     1.   IPOs and Limited Offerings

     Access Persons must obtain prior written approval from the CCO before directly or indirectly acquiring Beneficial Ownership in any securities in an IPO or in a Limited Offering. The CCO shall consult with the applicable Portfolio Manager prior to approving such transactions, and approval shall be documented on the "Personal Trading Request and Authorization Form" attached hereto as Exhibit B.

     2.   Transactions in Reportable Securities

     Access Persons shall obtain prior written approval from the CCO on the form "Personal Trading Request and Authorization Form" attached hereto as Exhibit B for all personal securities transactions in Reportable Securities. The CCO shall consult with the applicable Portfolio Manager prior to approving such transactions.

     3.   Conflicts in Security Trades

     The price paid or received by a client for any security should not be affected by the buying or selling of that security by an Access Person, or otherwise result in an inappropriate advantage to the Access Person. To that end, no Access Person shall buy or sell a security in conflict with any client trades in that same security.

     4.   Service on Boards of Publicly Traded Companies

     Access Persons shall not serve on the Boards of publicly traded companies, or in any similar capacity, absent the prior approval of such service by the CCO following the receipt of a written request for such approval. In the event such a request is approved, procedures appropriate to the situation shall be implemented to avoid potential conflicts of interest.

E.   REPORTING AND RECORDKEEPING

     To enable the Advisor to determine with reasonable assurance whether the provisions of Rule 204A-1, Rule 17j-1 and this Code are being observed by Access
Persons:

     ---------------------------------------------------------------------------
     Exhibit Forms: The same Exhibits B, C, D and E forms are to be used for the reporting required by this Code and for the reporting required by the Aegis Mutual Funds Code.
     ---------------------------------------------------------------------------

     1.   Initial and Annual Holdings Reports

     Each Access Person shall provide to the CCO, on the form attached hereto as Exhibit C, an initial and annual statement of holdings in any Reportable Securities in which such Access Person has, or by reason of any transaction acquires, any direct or indirect Beneficial Ownership in the Reportable Security. The Access Person shall also report any investment accounts in which the Access Person has any direct or indirect Beneficial Ownership. Such reports shall be submitted no later than ten (10) days after becoming an Access Person and no later than ten (10) days after the end of each calendar year.

     2.   Quarterly Transaction Reports

          (a) Each Access Person shall report to the CCO on the form attached hereto as Exhibit D any transactions in Reportable Securities in which such Access Person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership in a Reportable Security. A report shall be made no later than ten
               (10) days after the end of the calendar quarter in which the transaction was effected, and shall contain in addition to the information specified on Exhibit D:

               (i) The date of the transaction, title, and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares, and the principal amount of the Reportable Security involved;

               (ii) The nature of the transaction (purchase, sale, exchange, gift, etc.);

              (iii) The price at which the transaction was effected, and the name of the broker, dealer or bank through whom the transaction was effected.

          (b) Exceptions. An Access Person need not submit Quarterly Transaction Reports with respect to:

               (i) Transactions that are effected for any account over which such Access Person does not have any direct or indirect Control or in which the person has no Beneficial Ownership;

               (ii) Information contained in broker trade confirmations or account statements held in the Advisor's records that duplicate the information that would be contained in any such report, so long as, the Advisor receives the confirmations or statements no later than 30 days after the end of the applicable calendar quarter;

              (iii) Purchases or sales involving Reportable Securities that are not eligible for purchase or sale by clients;

               (iv) Purchases or sales of Reportable Securities that are
                    non-volitional on the part of the Access Person, are part of an Automatic Investment Program, or are an exercise of rights issued by an issuer pro rata to all holders of a class of its securities;

               (v) The purchase or sale involves an equity security which has a market capitalization (number of shares multiplied by the current price per share) greater than $2 billion, such amount subject to future modification by the Advisor, or a fixed income security which has an investment grade rating.

     3.   Report Reviews

     Each report required to be submitted under this Code will be promptly reviewed by the CCO when submitted.

     4.   Broker Confirmations

     Each Access Person, with respect to each investment account in which such Access Person has any direct or indirect Beneficial Ownership interest, shall arrange that the investment firm (e.g., broker, custodian, etc.) mail copies of broker trade confirmations and period statements covering accounts with respect to Reportable Securities to the CCO at the same time they are mailed or furnished to such Access Person.

     5.   Recordkeeping

     The CCO shall, at the Advisor's principal place of business, maintain records in the manner and to the extent set forth below and make such records available to the SEC or any representative thereof at any time for examination.

          (a) A copy of each Code which is, or at any time in the past five years has been, in effect shall be preserved in an easily accessible place;

          (b) A record of any violation of such Code, and of any action taken as a result of such violation, shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

          (c) A record of all written acknowledgements of receipt of the Code shall be preserved for person who is currently, or within the past five years was, an Access Person;

          (d) A copy of each report made by an Access Person (or brokerage trade confirmations provided in lieu thereof) pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

          (e) A record of any decision, and the reasons supporting the decision, to approve an Access Person's acquisition of IPO or Limited Offerings securities, for five years after the end of the fiscal year in which approval was granted; and

          (f) A list of all Access Persons who are, or within the past five years have been, required to make reports or review reports pursuant to this Code shall be maintained in an easily accessible place.

          (g) A copy of written reports provided to a Fund's board of directors/trustees ("Board"), to be preserved for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

F.   ADMINISTRATION OF THE CODE AND REVIEW OF REPORTS

     1.   General Principle

     The Advisor will use reasonable diligence and institute procedures reasonably necessary to prevent violations of the Code.

     2.   Delivery of Code

     The CCO shall identify all Access Persons who are under a duty to make reports under this Code and the CCO shall inform such persons of such duty and deliver to such persons a copy of this Code and any amendments. After reading the Code, each Access Person shall make the certification contained in Exhibit
E. Each Access Person will also be required to make the certification in Exhibit E each year he or she is an Access Person within ten (10) days after the end of each calendar year.

     3.   Reports of Violations, Investigations and Sanctions

          (a) Each Access Person must promptly report any violation or potential violation of the Code to the CCO.

          (b) The CCO will investigate any violation or potential violation of the Code and take appropriate action to cure the violation and prevent future violations. Sanctions recommended by the CCO to the Managing Directors may include, but are not limited to, forfeitures of gains, written sanction, suspension, or termination of employment of the violator.

          (c) The CCO will keep a written record of all investigations in connection with any Code violations including any action taken as a result of the violation.

     4.   Written Report to Fund Clients

     No less frequently than annually, the Advisor will furnish the Board of a Fund with a written report that:

          (a) Describes any issues arising under the Code or procedures since the last report to the Board, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

          (b) Certifies that the Advisor has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

                                    EXHIBIT A
                                    ---------

                                  LIST OF FUNDS

1.   Aegis Value Fund, Inc.

2.   Aegis High Yield (a series of Aegis Funds)

                                    EXHIBIT B
                                    ---------

                               AEGIS MUTUAL FUNDS
                                       AND
                           AEGIS FINANCIAL CORPORATION

                 PERSONAL TRADING REQUEST AND AUTHORIZATION FORM

Access Person Name:

Person on Whose Behalf Trade is Being Done (if different):

Broker:

Brokerage Account Number:

Reportable Security Description:

Ticker Symbol:

Number of Shares or Units:                            Buy____           Sell____

Price per Share or Unit:

Approximate Total Price:

I HEREBY CERTIFY THAT ALL OF THE FOLLOWING INFORMATION IS TRUE AND COMPLETE: To the best of my knowledge, the requested transaction is consistent with the letter and spirit of the Code.



----------------------------------      ------------------
Signature                               Date

When signed and dated by the Chief Compliance Officer, after consultation with the appropriate Portfolio Manager, this authorization is approved for this transaction only and is effective for 30 days from the time written below unless you are notified otherwise. A record of this transaction will be kept by the Chief Compliance Officer in confidential files.

                                                                            a.m.
__________________________________     ____________________   _____________ p.m.
Chief Compliance Officer               Date                                 Time

This form must be maintained for at least five years after the end of the fiscal year in which approval is granted.

                                    EXHIBIT C
                                    ---------

                               AEGIS MUTUAL FUNDS
                                       AND
                           AEGIS FINANCIAL CORPORATION

                  INITIAL AND ANNUAL SECURITIES HOLDINGS REPORT

THIS FORM MUST BE COMPLETED BY EACH ACCESS PERSON WITHIN 10 DAYS OF BECOMING A ACCESS PERSON AND WITHIN 10 DAYS AFTER THE END OF EACH CALENDAR YEAR THEREAFTER.

The following list, which is current as of the date* indicated below, accurately reflects my current personal securities holdings of Reportable Securities in which I have a direct or indirect Beneficial Ownership interest:

                                                                      BROKER,***
                                                                      DEALER
SECURITY**                 NO. OF SHARES          PRINCIPAL AMOUNT    OR BANK




The chart above (i) excludes personal securities holdings with respect to which I had no direct or indirect Control, (ii) excludes personal securities holdings of securities which are not Reportable Securities, and (iii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the Reportable Securities listed above.


Dated:____________________________      Signature:______________________________

* The information contained in this report in the case of an Initial Holdings Report must be current as of a date that is no more than 45 days prior to the date you became an Access Person. In the case of an Annual Holdings Report, the information contained in this report must be current as of a date no more than 45 days before the report was submitted.

** Record the title and type of security, and as applicable the exchange ticker symbol or CUSIP number of the security.

*** Record the name of any broker, dealer or bank with which you maintain an account in which securities are held for your direct or indirect benefit.

                                    EXHIBIT D
                                    ---------

                               AEGIS MUTUAL FUNDS
                                       AND
                           AEGIS FINANCIAL CORPORATION

                       QUARTERLY BROKERAGE ACCOUNT REPORT
              FOR THE CALENDAR QUARTER ENDED _____________________

 THIS FORM MUST BE COMPLETED BY EACH ACCESS PERSON WITHIN 10 DAYS OF THE END OF
                             EACH CALENDAR QUARTER.

During the quarter referred to above, the following transactions were effected in Reportable Securities in which I had, or by reason of such transaction acquired, direct or indirect Beneficial Ownership, and which are required to be reported pursuant to the Code of Ethics:

                                                              PURCHASE,
SECURITY          TRANSACTION DATE       NO. OF SHARES        SALE OR OTHER





This report (i) excludes personal securities holdings with respect to which I had no direct or indirect Control, (ii) excludes personal securities holdings of securities which are not Reportable Securities, and (iii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the Reportable Securities listed above.

[_] During the quarter referenced above, I did not establish any new accounts in which securities (including securities which are not considered Reportable Securities) were held during such quarter for my direct or indirect benefit.

                                       OR

[_] During the quarter referenced above, I opened the following account(s) over which I have direct or indirect influence or control and in which securities (including securities which are not considered Reportable Securities) were held for my direct or indirect benefit:

NAME OF BROKER, DEALER OR BANK          DATE ACCOUNT ESTABLISHED



Dated: ___________________________      Signature: _____________________________

                                    EXHIBIT E
                                    ---------

                               AEGIS MUTUAL FUNDS
                                       AND
                           AEGIS FINANCIAL CORPORATION

                           CERTIFICATION OF COMPLIANCE

            This form must be completed by each Access Person within
         10 days of becoming an Access Person and within 10 days after the end of each calendar year thereafter.

I hereby acknowledge receipt of the Code of Ethics (the "Code") applicable to the Aegis Value Fund, Inc., the Aegis Funds and their investment advisor, Aegis Financial Corporation. I hereby certify that I (i) recently have read/re-read the Code (including any updates thereto); (ii) understand the Code; and (iii) recognize that I am subject to its provisions. I also hereby certify that I have complied with and will continue to comply with the requirements of the Code and that I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code.



Name:      _____________________________________

Signature: _____________________________________

Date:      _____________________________________

SK 23261 0001 768881